INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements (Nos. 33-35941, 33-43868, 33-43866, 33-45994, 33-45142, 33-54382, 33-65125, 33-69946,
33-75088, 333-28593 and 333-80729) of Bentley Pharmaceuticals, Inc. and subsidiaries (the "Company") on Form S-3 and the Registration Statement No. 33-85154 of the Company on Form S-8 of our reports dated March 16, 2001, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 27, 2001